UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 8, 2008

ACCOUNTABILITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30734 (Commission File Number)	11-3255619 (IRS Employer Identification Number)
195 Route 9 South, Suite 109 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 333-3622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
❒    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OF OFFICERS

On May 9, 2008, Jeffrey J. Raymond was appointed as Chief Executive Officer of Accountabilities, Inc. (the “Company”).  Mr. Raymond, age 50, has provided consulting services to companies engaged in the staffing industry since 1997.  Since June 2005, Mr. Raymond has provided consulting services to the Company through Pylon Management, Inc.

During the fiscal year ended September 30, 2007, as payment of a finder’s fee in connection with an acquisition transaction, the Company issued Pylon Management, Inc. 300,000 shares of its common stock and a $274,000 note bearing interest at 9% and payable in 104 equal weekly installments of $2,885.  In addition, during the fiscal years ended September 30, 2007 and 2006, the Company paid $104,000 and $93,000, respectively, to Pylon Management, Inc. in consideration of consulting services rendered.  During the fiscal year ended September 30, 2006, the Company issued an aggregate of 2,133,333 shares of common stock to Pylon Management, Inc. in consideration of consulting services totaling $374,000.  Pylon Management, Inc. is owned by Mr. Raymond’s wife, Kathy Raymond, who also owns Washington Capital LLC and is the beneficial owner of approximately 11.7% of the Company’s common stock.

In 2007, the Company advanced $25,000 to Washington Capital LLC, all of which was outstanding as of March 31, 2008.

During the fiscal year ended September 30, 2006, the Company, as payment of a finders fee and in consideration of consulting services rendered in connection with acquisition transactions, issued Washington Capital LLC 150,000 shares of its common stock and a demand note in the principal amount of $150,000 and bearing interest at the rate of 8% per annum and agreed to pay $90,000 to Washington Capital LLC in monthly installments over a three year period.  On October 31, 2007, the Company entered into a forbearance agreement with Washington Capital LLC, wherein Washington Capital LLC agreed to waive defaults and refrain from exercising its rights and remedies against the Company until October 31, 2008 in exchange for an increase in the interest rate to 13%.  During the first quarter of fiscal 2008 and the fiscal years ended September 30, 2007 and 2006, the Company made aggregate payments of $8,100, $34,000 and $15,000, respectively, to Washington Capital LLC under the installment agreement, and as of March 31, 2008, $104,000 was outstanding under the demand note.

During the second quarter of 2008, the Company issued 50,000 shares of restricted common stock to Kathy Raymond at a price of $0.20 per share.

On May 8, 2008, the Company was advised of the resignation of Elliot Cole as a director of the Company.

On May 9, 2008, Ronald Shapss resigned his position as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AccountAbilities, Inc.
(Registrant)

Date: May 13, 2008	By:	/s/ Jeffrey J. Raymond
Name: Jeffrey J. Raymond
Title: Chief Executive Officer